UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 26, 2008
                Date of Report (Date of earliest event reported)


                           AMERICAN EXPLORATION CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                        333-141060             98-0518266
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)         Identification No.)

           407 2nd St. SW
             Suite 700
      Calgary, Alberta, Canada                                    T2P 2Y3
(Address of principal executive offices)                         (Zip Code)

                                 (403) 233-8484
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Effective on November 26, 2008, American Exploration Corp., a Nevada corporation (the "Company"), completed a private placement offering (the "Private Placement") with a certain non-United States resident (the "Investor"). In accordance with the terms and provisions of the Private Placement, the Company issued to the Investor an aggregate of 100,000 units at a per unit price of $1.00 (the "Unit") in the capital of the Company for aggregate proceeds of $100,000. Each Unit was comprised of one share of restricted common stock and one-half non-transferrable warrant (the "Warrant"). Each whole Warrant is exercisable at $2.00 per share for a period of one year.

The Units  under  the  Private  Placement  were  sold to one  non-United  States
Investor in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Securities Act"). The Private Placement has not been registered under the Securities Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements. The Investor executed a subscription agreement and acknowledged that the securities to be issued have not been registered under the Securities Act, that he understood the economic risk of an investment in the securities, and that he had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to acquisition of the securities.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN EXPLORATION CORP.
DATE: January 23, 2009

                                               /s/ Steven Harding
                                               ---------------------------------
                                        Name:  Steven Harding
                                        Title: President/Chief Executive Officer


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